Exhibit 3.2

SECOND AMENDED AND RESTATED BY-LAWS

OF

ENVESTNET, INC.

November 25, 2024

ARTICLE 1.

LAW, CERTIFICATE OF INCORPORATION AND BY-LAWS

These Second Amended and Restated By-laws are subject to the Certificate of Incorporation. In these By-laws, references to law, to the Certificate of Incorporation and to the By-laws mean the law, the provisions of the Certificate of Incorporation and the provisions of the By-laws as in effect from time to time.

ARTICLE 2.
STOCKHOLDERS

2.1 Annual Meetings of Stockholders. The annual meeting of Stockholders for the election of Directors and the transaction of any other business that may properly come before the meeting will be held each year at such date and time, within or without the State of Delaware, as the Board shall determine.

2.2 Special Meetings of Stockholders. Special meetings of Stockholders for the transaction of such business as may properly come before the meeting may be called at any time by order of the Board or by signed, written demand delivered to the Corporation’s Corporate Secretary by the Stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and will be held at such time and date, within or without the State of Delaware, as may be specified by such order or written demand.

2.3 Place of Stockholders’ Meetings. All meetings of Stockholders will be held at the Corporation’s principal executive offices, or at any other place specified in the relevant notice of meeting.

2.4 Notice of Stockholders’ Meetings. Except as otherwise required or permitted by applicable law, a written notice of the time, date and place of, and the means of remote communications, if any, for, each annual meeting of Stockholders, and a written notice of the time, date, place and purpose or purposes of, and the means of remote communications, if any, for, each special meeting of Stockholders, must be delivered not less than ten (10) nor more than sixty (60) calendar days before the date of the relevant meeting to each Stockholder entitled to vote thereat or entitled to notice thereof by applicable law, by the Certificate of Incorporation or by these By-laws.

Notice of meetings may be given personally, by mail, by any form of electronic transmission to which the Stockholder has consented or by any other manner approved by applicable law, by or at the direction of the Corporation’s principal executive officer or Corporate Secretary. Mailed notices will be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the Stockholder at the Stockholder’s address as it appears in the records of the Corporation. Notices given in any other manner will be deemed effective when dispatched to the Stockholder’s address, email address, telephone number or other number appearing in the records of the Corporation.

Notice of any adjourned session of any meeting of Stockholders need not be given if the time, date and place of, and the means of remote communications, if any, for, the adjourned session was announced at the meeting at which the adjournment was taken; provided, however, that if the adjournment is for more than thirty (30) calendar days, or if, after the adjournment, a new record date is set for the adjourned session, then notice of the adjourned session must be given in the same manner as described above for delivering notices of annual or special meetings of Stockholders.

It will be the duty of each Stockholder to notify the Corporation of his, her or its post office address.

2.5 Waiver of Notice of Stockholders’ Meetings. Except where expressly prohibited by applicable law or by the Certificate of Incorporation, no notice of the place, date, time and purpose or purposes of any Stockholders’ meeting or any adjourned session of a Stockholders’ meeting need be given to a Stockholder if either:

(a) the Stockholder has delivered to the Corporation a written or electronically transmitted waiver of notice, executed at any time either before or after the relevant meeting or adjourned session; or

(b) the Stockholder attends the relevant meeting or adjourned session in person or by proxy without at the beginning of the relevant meeting or adjourned session objecting to the transaction of business at that meeting or adjourned session because it is not lawfully called or convened.

Neither the business to be transacted at nor the purpose of any Stockholders’ meeting or adjourned session of any Stockholders’ meeting need be specified in any written or electronically transmitted waiver of notice.

2.6 Telephonic Stockholders Meetings. Stockholders may participate in any Stockholders’ meeting by means of a conference telephone or any similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting. Participation by these means will constitute presence in person at a meeting.

2.7 Quorum of Stockholders. At any Stockholders’ meeting, the presence either in person or by proxy of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting will constitute a quorum for that matter. If a quorum is present at an original meeting, then a quorum need not be present at an adjourned session of that meeting. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

Shares of the Corporation’s capital stock belonging to the Corporation, or to another corporation if a majority of the shares of the other corporation entitled to vote in the election of Directors is directly or indirectly held by the Corporation, are neither entitled to vote nor may be counted for quorum purposes; provided, however, that the foregoing will not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.8. Action by Vote or Proxy of Stockholders. At each Stockholders’ meeting, every Stockholder will be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such Stockholder or by such Stockholder’s duly authorized attorney-in-fact (but no such proxy may be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, will have one (1) vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of Directors the voting may, but need not be, by ballot. If a quorum is present at any Stockholders’ meeting as regards a matter, then a plurality of votes properly cast for election of any Director will elect that Director, and a majority of the votes properly cast on any matter other than an election of a Director will decide that matter, except when a greater number of affirmative votes is otherwise required by applicable law, by the Certificate of Incorporation or by these By-Laws.

2.9. Action without Stockholders’ Meetings. Unless otherwise provided in the Certificate of Incorporation or by applicable law, any action required or permitted to be taken by Stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent must be given to those Stockholders who have not consented in writing.

In the event that the action consented to is such as requires filing a certificate under any provision of the DGCL, the certificate filed will state, in lieu of any statement required concerning a vote of stockholders, that written consent has been given under Section 228 of the DGCL, and that written notice has been given as provided in Section 228 of the DGCL.

2.10 Business at Annual Meetings of Stockholders. The only business that may be conducted at any annual meeting of Stockholders, is any business that has been (x) properly brought before the meeting by or at the direction of the Board, whether by specification in the notice of meeting or otherwise, or (y) properly brought before the meeting by a Stockholder. In order for business to be properly brought before an annual meeting of Stockholders by a Stockholder, in addition to any other applicable requirements, the Stockholder must have provided Advance Written Notice of the business to the Corporation’s Corporate Secretary, which Advance Written Notice must include:

(a) the name and record address of the Stockholder proposing the business;

(b) the number of shares of the Corporation that are beneficially owned by the Stockholder proposing the business, and the date on which those shares were acquired;

(c) a representation that the Stockholder proposing the business is entitled to vote at the meeting;

(d) a representation that the Stockholder proposing the business intends to appear in person or by proxy at the meeting to propose the business; and

(e) a brief description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest that the Stockholder has in the business and the language of the proposal (if appropriate).

If the facts warrant, the Board or the chairperson of the relevant annual meeting of Stockholders may determine and declare that (i) the proposed business does not constitute proper business to be transacted at the meeting or (ii) the proposed business was not properly brought before the meeting in accordance with the provisions of this Section 2.10, in either of which cases the proposed business may not be transacted at the meeting.

2.11 Business at Special Meetings of Stockholders. The only business that may be conducted at any special meeting of Stockholders, is any business within the purpose or purposes described in the notice of meeting (or any supplements thereto) for that special meeting.

2.12 Inspection. At least ten (10) calendar days before every Stockholders’ meeting, the person who has charge of the Corporation’s stock ledger must make or have made a complete list of the Stockholders, arranged in alphabetical order, and showing the address of each Stockholder and number of shares of the Corporation’s capital stock registered in the name of each Stockholder. This list will be open to the examination of any Stockholder, for any purpose germane to the given Stockholders’ meeting, during ordinary business hours of the Corporation at the Corporation’s principal executive offices for a period of at least ten (10) calendar days before the given Stockholders’ meeting. This list will also be produced at the time and place of the given Stockholders’ meeting during the whole time thereof, and may be inspected by any Stockholder present.

The stock ledger will be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list required by this Section 2.12 or the books of the Corporation, or to vote in person or by proxy at any Stockholders’ meeting.

ARTICLE 3.
BOARD OF DIRECTORS

3.1 General Powers. The Corporation’s business and affairs will be managed by, or under the direction of, the Board, which will have and may exercise all powers of the Corporation that are not otherwise reserved for exercise by the Stockholders by applicable law, by the Certificate of Incorporation or by these By-laws.

3.2 Number. The number of Directors constituting the entire Board will be three (3) or such other number as may be fixed from time to time by action of the Stockholders or the Board, unless otherwise specified in the Certificate of Incorporation, one of whom may be selected by the Board to be its Chairperson. The use of the phrase “entire Board” in these By-laws refers to the total number of Directors that the Corporation would have if there were no vacancies.

3.3 Qualification. Each Director must be at least eighteen (18) years of age. A Director need not be a Stockholder, a citizen of the United States or a resident of the State of Delaware.

3.4 Election and Tenure. Directors will be elected at each annual meeting of Stockholders, or, in the interim, by the Board to fill vacancies and newly created directorships, in each case, unless otherwise provided in the Certificate of Incorporation, and will hold office until the next annual meeting of Stockholders, until their successors are elected and qualified or until their earlier death, resignation, removal or disqualification.

3.5 Resignation and Removal. A Director may resign at any time by written or electronically transmitted notice of resignation to the Corporation, and such resignation will take effect upon the receipt thereof by the Chief Executive Officer, President or Corporate Secretary of the Corporation, unless otherwise specified in the resignation. Except as may be otherwise provided by applicable law, by the Certificate of Incorporation or by these By-laws, a Director (including persons elected by the Stockholders or the Directors to fill vacancies in the Board) may be removed from office, with or without cause, by the vote of the holders of a majority of the issued and outstanding shares of the particular class or series of the Corporation’s capital stock entitled to vote in the election of such Director. The Board may at any time remove any officer either with or without cause. The Board may at any time terminate or modify the authority of any agent.

3.6 Committees. The Board may, by vote of a majority of the Board, create one (1) or more Committees, for any one (1) or more purposes, to the extent lawful, which will have such powers as are determined and specified by the Board in the resolution of appointment.

Each Committee will fix its own rules of procedure, and will meet where and as provided by such rules or by resolution of the Board. Except as otherwise provided by applicable law, the presence of a majority of the then appointed members of a Committee will constitute a quorum for the transaction of business by that Committee, and, in every case in which a quorum is present, the affirmative vote of a majority of the members of the Committee present will be the act of the Committee. Each Committee will keep minutes of its proceedings, and actions taken by a committee will be reported to the Board.

Any action required or permitted to be taken at any meeting of any Committee may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

In the event any person ceases to be a Director, such person simultaneously therewith will cease to be a member of any Committee.

3.7 Annual Meetings of the Board. Following the annual meeting of Stockholders, the newly elected Board will meet for the purpose of the election of Officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of Stockholders at the same place in which such Stockholders’ meeting is held.

3.8 Regular Meetings of the Board. Regular meetings of the Board may be held without call or notice at such places within or without the State of Delaware and at such times as the Board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors.

3.9 Special Meetings of the Board. Special meetings of the Board may be held whenever called by the Chairperson of the Board, by the President or the Corporate Secretary of the Corporation or by a majority of the Directors then in office. Notice of a special meeting must be given to each Director, unless notice is waived by written or electronically transmitted waiver or by attendance at the relevant meeting without protesting prior thereto or at its commencement the lack of notice. Notice may be given by, or by a person designated by, the Chairperson of the Board, by the President or the Corporate Secretary of the Corporation or by any one of the Directors calling the meeting. No notice of any adjourned session of a special meeting will be required. Neither notice of a special meeting nor waiver of notice of a special meeting need specify the meeting’s purpose or purposes.

3.10 Place of Board Meetings. Meetings of the Board may be held at any place within or without the State of Delaware, as may be, from time to time, fixed by resolution of the Board, or as may be specified in the notice of meeting.

3.11 Notice of Board Meetings. Whenever notice to Directors is required to be given, notice of the place, date and time and the purpose or purposes of any meeting of the Board will be given to each Director by mailing the same at least five (5) calendar days prior to the date of the meeting, or by electronically mailing or telephoning the same, or by delivering the same personally, not later than one (1) calendar day prior to the date of the meeting.

3.12 Telephonic Board Meetings. Directors may participate in any Board meeting by means of conference telephone or any similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting. Participation by these means will constitute presence in person at a meeting.

3.13 Quorum of Directors. A majority of the total number of Directors then in office will constitute a quorum of Directors for the transaction of any business, except as otherwise provided by applicable law. A majority of the Directors present at any Board meeting, whether or not a quorum is present, may adjourn the meeting from time to time.

3.14 Action by Vote of Directors. The vote of the majority of the Directors present at a meeting at which a quorum is present will be the act of the Board. A Director present at a Board meeting when an action is taken is deemed to have assented to the action unless: (i) the Director objects at the beginning of the meeting, or promptly upon his or her arrival to the meeting, to holding or transacting business at the meeting, (ii) the Director’s dissent or abstention from the action taken is entered in the meeting’s minutes as reviewed and approved by the Directors or (iii) the Director delivers written notice of his or her dissent or abstention from the action to the presiding officer of the meeting before the meeting’s adjournment, or to the Corporation within a reasonable time after the meeting’s adjournment. The right of dissent or abstention with respect to any action is not available to a Director who votes in favor of the action.

3.15 Action Without a Board Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all Directors consent to the action in one (1) or more writings or electronic transmissions filed with the minutes of proceedings of the Board. Actions taken without a meeting in accordance with this Section 3.15 will be treated for all purposes as actions of the Board.

3.16 Interested Directors and Officers. No contract or transaction between the Corporation and one (1) or more of the Directors or Officers, or between the Corporation and any other corporation, partnership, association or other organization in which one (1) or more of the Directors or Officers are directors or officers or have a financial interest will be void or voidable solely for that reason, or solely because the relevant Director or Officer is present at or participates in the Board or Committee meeting that authorizes the contract or transaction, or solely because the vote of the relevant Director is counted for that purposes, if:

(a) the material facts as to the Director’s or Officer’s relationship or interest, and as to the contract or transaction, are disclosed or known to the Board or Committee, and the Board or Committee authorizes the contract or transaction by affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(b) the material facts as to the Director’s or Officer’s relationship or interest, and as to the contract or transaction, are disclosed or known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved by requisite vote of the Stockholders; or

(c) the contract or transaction is fair to the Corporation as of the time that it is authorized, approved or ratified by the Board, the applicable Committee or the Stockholders.

Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a Committee that authorizes a contract or transaction with an interested Director or Officer.

ARTICLE 4.
OFFICERS AND AGENTS

4.1 Election. The Board will elect the Officers, which will include a President and a Corporate Secretary, and may include, by election or appointment, a Chief Executive Officer, one (1) or more Vice-Presidents (any one (1) or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other Officers as the Board may from time to time deem proper. Each Officer will have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board, the President or the Chief Executive Officer. The Corporation may also have any agents that the Board from time to time in its discretion chooses.

4.2 Qualification. Any two (2) or more offices of the Corporation may be held by the same person. Any Officer may be a Director or a Stockholder. No Officer need be a Director or a Stockholder, except that the Board’s chairperson and vice chairperson, if any, must be Directors.

4.3 Tenure. Each Officer will hold office until his or her successor is elected and qualified, unless a shorter period has been specified by the terms of his or her election, or until his or her earlier death, resignation or removal. The remuneration of all Officers may be fixed by the Board or in such other manner as the Board provides.

4.4 Removal. Any Officer may be removed at any time, with or without cause, by Board resolution. Any agent’s authority may be modified or terminated at any time by the Board.

4.5 Resignation. Any Officer may resign at any time upon written notice to the Corporation, and such resignation will take effect upon receipt thereof by the Chief Executive Officer, President or Corporate Secretary of the Corporation, unless otherwise specified in the resignation.

4.6 Vacancies. The Board may at any time elect a successor to fill a vacancy occurring in any office. The Board also may leave unfilled for any period a vacancy in any office.

4.7 Compensation. The compensation of all Officers may be fixed by the Board or in such other manner as the Board provides.

4.8 Chairperson of the Board. The Chairperson of the Board of the Corporation, if any, will preside at all meetings of the Board and will have such other powers and duties as may from time to time be assigned by the Board.

4.9 Chief Executive Officer. The Board may designate a Chief Executive Officer. The Chief Executive Officer of the Corporation will have such duties as customarily pertain to that office, including the implementation of the policies of the Corporation as determined by the Board, and will have such other authority as from time to time may be assigned by the Board.

4.10 President. The President of the Corporation will have such duties as customarily pertain to that office, including the general management and supervision of the property, business and affairs of the Corporation, and will have such other authority as from time to time may be assigned by the Board.

4.11 Vice-Presidents. A Vice-President of the Corporation may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and will have such other authority as from time to time may be assigned by the Board, the Chief Executive Officer of the Corporation or the President of the Corporation.

4.12 Treasurer. A Treasurer of the Corporation will have such duties as customarily pertain to that office, and will have such other authority as from time to time may be assigned by the Board, the Chief Executive Officer of the Corporation or the President of the Corporation.

4.13 Corporate Secretary. The Corporate Secretary of the Corporation will have such duties as customarily pertain to that office, and will have such other authority as from time to time may be assigned by the Board, the Chief Executive Officer of the Corporation or the President of the Corporation.

4.14 Assistant Officers. Any Assistant Officer of the Corporation will have such powers and duties of the Officer that such Assistant Officer of the Corporation assists, and will have such other authority as from time to time may be assigned by the Board, the Chief Executive Officer of the Corporation or the President of the Corporation.

ARTICLE 5.
STOCK

5.1 Certificates; Signatures. The shares of capital stock of the Corporation will be represented by certificates; provided, however, that the Board may provide by one (1) or more resolutions that some or all of any or all classes or series of the Corporation’s stock will be uncertificated shares. Any such resolutions will not apply to shares represented by a certificate until that certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, each holder of stock represented by certificates, and, upon request, each holder of uncertificated shares, will be entitled to have a certificate, signed by, or in the name of the Corporation, by any two (2) authorized officers of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. If any Officer, or any transfer agent or registrar of the Corporation, who has signed or whose facsimile signature has been placed upon a certificate has ceased to be an Officer, or a transfer agent or registrar of the Corporation, before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if the signatory were still an Officer, or a transfer agent or registrar of the Corporation, at the issuance date. The name of the holder of record of the shares represented by a certificate, along with the number of such shares and the date of issue, will be entered on the books of the Corporation.

5.2 Transfer of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, the shares of capital stock of the Corporation will be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

5.3 Fractional Shares. The Corporation may, but will not be required to, issue fractions of shares when necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of shares as of the time when those entitled to receive such fractions are determined, or the Corporation may issue scrip in registered or bearer form over the manual or facsimile signature of an Officer or of an agent of the Corporation, exchangeable as therein provided for full shares, but such scrip will not entitle the holder to any rights of a Stockholder except as therein provided.

Subject to any restrictions set forth in the Certificate of Incorporation, the Board will have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

5.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by the Corporation that is alleged to have been lost, stolen or destroyed, and the Board may require the owner of any lost, stolen or destroyed certificate, or his, her or its legal representative, to provide the Corporation with a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any certificate, or the issuance of any new certificate.

5.5 Record Date.

(a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any Stockholders’ meeting or any adjournment thereof, the Board may fix a record date, which record date may not be less than ten (10) nor more than sixty (60) calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining Stockholders entitled to notice of or to vote at a Stockholders’ meeting will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a Stockholders’ meeting will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date may not be more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board. If no such record date has been fixed by the Board, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an Officer or an agent of the Corporation having custody of the book in which proceedings of Stockholders’ meeting are recorded. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date may not be more than sixty (60) calendar days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose will be at the close of business on the day on which the Board adopts the resolution relating thereto.

5.6 Dividends. Subject to the provisions of applicable law and to the Certificate of Incorporation, the Board may declare dividends upon the Corporation’s capital stock at any regular or special Board meeting out of any funds legally available for that purpose, as and when the Board deems expedient.

ARTICLE 6.
RATIFICATION

Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of Director, Officer or Stockholder, non-disclosure, miscomputation or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board or by the Stockholders, and, if so ratified, will have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification will be binding upon the Corporation and the Stockholders, and will constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE 7.
WAIVER OF NOTICE

Whenever notice is required to be given by applicable law, by the Certificate of Incorporation or by these By-laws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed equivalent to notice.

ARTICLE 8.
GENERAL PROVISIONS

8.1 Fiscal Year. The fiscal year of the Corporation will be fixed, and will be subject to change, by the Board. Except as otherwise designated by the Board from time to time, the Corporation’s fiscal year will begin on the first day of January and end on the last day of December.

8.2 Corporate Seal. Subject to alteration by the Board, the seal of the Corporation will consist of a flat-faced circular die with the word “Delaware” and the name of the Corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the Board.

8.3 Bank Accounts. In addition to such bank accounts as may be authorized by the Board, either the primary financial officer or any person designated by the primary financial officer of the Corporation, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he or she may deem necessary or appropriate.

8.4 Execution of Instruments. The President of the Corporation and the Corporate Secretary of the Corporation each will have the power to enter into, execute and deliver, in the name and on the behalf of the Corporation, any deeds, leases, transfers, contracts, bonds, debentures, notes, checks, drafts and other obligations and instruments. In addition, any of the Board, the President of the Corporation and the Corporate Secretary of the Corporation may authorize any other person or persons, in the name and on behalf of the Corporation, to enter into, execute and/or deliver any deeds, leases, transfers, contracts, bonds, debentures, notes, checks, drafts and other obligations and instruments, and such authority may be general or confined to specific instances.

8.5 Voting of Securities. The President of the Corporation, the Corporate Secretary of the Corporation and any other person so authorized by the Board, each acting singly, may waive notice of, and may act or appoint one (1) or more other persons to act as the Corporation’s proxy or attorney-in-fact at, any meeting of stockholders or owners of other interests of any other corporation or organization whose securities the Corporation holds. The Board, the President of the Corporation and the Corporate Secretary of the Corporation also may expressly delegate any of the foregoing powers to any of the other Officers or any of the Corporation’s agents.

8.6 Financial Reports. The Board may appoint the primary financial officer, the Corporate Secretary of the Corporation or any other Officer to cause to be prepared and furnished to the Stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, that may be required by any provision of applicable law.

8.7 Procedural Provisions. The Board may adopt rules of procedure to govern any Directors’ or Stockholders’ meetings to the extent not inconsistent with applicable law, the Certificate of Incorporation and these By-laws, as they are in effect from time to time. In the absence of any rules of procedure adopted by the Board, the chairperson of the relevant Board or Stockholders’ meeting will make all decisions regarding the procedures for that meeting.

8.8 Forum for Adjudication of Disputes.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, Officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or By-laws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine will be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation will be deemed to have notice of and consented to the provisions of this Section 8.8.

(b) If any Foreign Action is filed in the name of any Stockholder, such Stockholder will be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 8.8(a) above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such Stockholder’s counsel in the Foreign Action as agent for such Stockholder.

8.9 Maintenance of Books and Records. The Corporation must keep, as permanent records, the minutes of all Board and Stockholders’ meetings, the documentation of all actions taken without a Board or Stockholders’ meeting and the documentation of all actions taken by a Committee. The Corporation also must maintain appropriate accounting records, and maintain and keep copies of any other documents required by applicable law.

8.10 Copies of Corporate Records. Any person dealing with the Corporation may rely upon a copy of the records of the proceedings, resolutions, votes or written consents of the Board, a Committee or the Stockholders, when certified by any Chairperson of the Board or any of the Officers.

8.11 Headings Not Determinative. The headings contained in these By-laws are for convenience of reference only, and may not affect the meaning or interpretation of these By-laws.

8.12 Inconsistent Provisions. If any provision of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, then the provision of these By-laws will not be given any effect to the extent of the inconsistency, but will otherwise remain in full force and effect.

8.13 Amendments. These By-laws may be amended as provided in the Certificate of Incorporation, but no amendment will have the effect of diminishing the rights of any person who is or was a Director or Officer as to any acts or omissions taken or omitted prior to the amendment’s date of execution.

ARTICLE 9.

DEFINITIONS

As used in these By-laws, capitalized terms not otherwise defined herein have the meanings provided to them below:

“Advance Written Notice” means written notice directed to the attention of the Corporation’s Corporate Secretary and delivered to, or mailed and received at, the Corporation’s principal executive offices by no later than the deadline set forth in Rule 14a-8(e)(2) or (3), as applicable, under the Securities and Exchange Act of 1934, as amended, or as set forth in any successor rule.

“Board” means the board of directors of the Corporation.

“By-laws” means these By-laws of the Corporation, as amended and in effect from time to time.

“Certificate of Incorporation” means the certificate of incorporation of the Corporation, as amended and in effect from time to time.

“Committee” means a committee of the Board consisting of one (1) or more Directors.

“Corporation” means Envestnet, Inc.

“DGCL” means the General Corporation Law of the State of Delaware, as in effect from time to time.

“Director(s)” means one (1) or more directors of the Board.

“Foreign Action” means any action the subject matter of which is within the scope of Section 8.8(a) that is filed in a court other than a court located within the State of Delaware.

“FSC Enforcement Action” has the meaning as set forth in Section 8.8(b).

“Officer(s)” means one (1) or more officers of the Corporation.

“Stockholder(s)” means one (1) or more holders of the Corporation’s then issued and outstanding capital stock.